SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-INTRALASE CORP.
          MARIO J. GABELLI
                       4/02/07           90,000-           25.0000
          GABELLI SECURITIES, INC.
                       4/02/07            4,000-           25.0000
		  GABELLI ASSOCIATES LTD
                       4/02/07          296,100-           25.0000
                       3/29/07            5,000            24.9500
                       3/28/07            4,000            24.9323
                       3/27/07            5,000            24.9200
          	  GABELLI ASSOCIATES FUND II
                       4/02/07           27,500-           25.0000
          	  GABELLI ASSOCIATES FUND
                       4/02/07          309,189-           25.0000
                       3/28/07            5,188            24.9323
                       3/27/07            5,000            24.9200
	    MJG ASSOCIATES, INC.
          	  GABELLI INTERNATIONAL II LTD
                       4/02/07           10,000-           25.0000
          GAMCO ASSET MANAGEMENT INC.
                       4/02/07          313,545-           25.0000
                       4/02/07          150,000-           25.0000
                       3/30/07           29,800            24.9700
                       3/28/07            2,000            24.9323
                       3/28/07              100-           24.9500
          GABELLI ADVISERS, INC.
                       4/02/07            2,000-           25.0000
          GABELLI FUNDS, LLC.
              GABELLI SMALL CAP GROWTH FUND
                       4/02/07          109,800-           25.0000
                       3/29/07            3,400            24.9500
                       3/27/07            1,900            24.9200
              THE GABELLI GLOBAL DEAL FUND
                       4/02/07          459,200-           25.0000
                       3/29/07           49,600            24.9500
                       3/28/07            9,600            24.9300
              GABELLI ABC FUND
                       4/02/07          290,000-           25.0000

(1) THE DISPOSITIONS ON 04/02/07 WERE IN CONNECTION WITH THE ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO
SCHEDULE 13D. UNDER THE TERMS OF THE ACQUISITION, THE ISSUER'S SHAREHOLDERS RECEIVED $25.00 IN CASH FOR EACH SHARE OF ISSUER'S COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.